                                                                    EXHIBIT 4.12

                         WESTERN GAS RESOURCES, INC.,
                                  As Issuer,

                           THE SUBSIDIARY GUARANTORS
                          Named on Schedule I hereto

                                      AND

                  CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                                  As Trustee



                         THIRD SUPPLEMENTAL INDENTURE


                          Dated as of January 3, 2001



                         Supplementing the Indenture,
                       Dated as of June 15, 1999, among
                       Western Gas Resources, Inc., the
                         Guarantors named therein and
                  Chase Bank of Texas, National Association,
                        as Trustee, as supplemented by
                       the First Supplemental Indenture,
                      Dated as of October 19, 1999, among
                       Western Gas Resources, Inc., the
                         Guarantors named therein and
                  Chase Bank of Texas, National Association,
                                  as Trustee
                          and as supplemented by the
                        Second Supplemental Indenture,
                     Dated as of September 29, 2000, among
                         Western Gas Resources, Inc.,
                       the Guarantors named therein and
                   The Chase Manhattan Bank, as successor to
                The Chase Bank of Texas, National Association,
                                  as Trustee

                                 $155,000,000

                    10% SENIOR SUBORDINATED NOTES DUE 2009

     THIS THIRD SUPPLEMENTAL INDENTURE, dated as of January 3, 2001 (the "Third Supplemental Indenture"), is by and among (i) Western Gas Resources, Inc., a Delaware corporation (the "Company"), as issuer of the 10% Senior Subordinated Notes due 2009 (the "Notes"), which were exchanged by the Company for 10% Senior Subordinated Notes due 2009 registered under the Securities Act of 1933 (the "Exchange Notes"), (ii) each of the Subsidiaries of the Company set forth on
Schedule I hereto and each of the Company's Subsidiaries which becomes a guarantor of the Exchange Notes in compliance with Section 9.16 of the Original Indenture referred to herein in which such Subsidiary agrees to be bound by the terms of the Original Indenture, as guarantors of the Company's obligations under the Original Indenture and the Exchange Notes (each, a "Guarantor"), and (iii} The Chase Manhattan Bank, as successor to the Chase Bank of Texas, National Association, as trustee (the "Trustee").

     WHEREAS, the Company, the Guarantors as of June 15, 1999 and the Trustee heretofore executed and delivered an Indenture, dated as of June 15, 1999 (the "Original Indenture"); and

     WHEREAS, pursuant to the Original indenture the Company issued and the Trustee authenticated and delivered $155 million aggregate principal amount of the Notes, which Notes were guaranteed by each of the Company's Subsidiaries set forth in clause (1) of the definition of "Guarantors" in the Original Indenture; and

     WHEREAS, the Company, the Guarantors as of October 19, 1999 and the Trustee heretofore executed and delivered the First Supplemental Indenture, dated as of October 19, 1999 (the "First Supplemental Indenture"), pursuant to which the Company's subsidiary, MGTC, Inc., a Wyoming corporation ("MGTC"), expressly agreed to issue a Subsidiary Guarantee (as defined in the Original Indenture) and to be bound as, and assume the obligations of, a Guarantor under the Original Indenture; and

     WHEREAS, on November 23, 1999, the Company consummated an exchange offer through which the Notes were exchanged for the Exchange Notes, which Exchange Notes were guaranteed by each of the Company's Subsidiaries set forth in clause
(1) of the definition of "Guarantors" in the Original Indenture and by MGTC; and

     WHEREAS, on September 28, 2000, the Company repaid in full all amounts due in respect of the notes (the "American General Notes") issued under the Amended and Restated Note Purchase Agreement, dated as of April 28, 1999, by and among the Company, American General Life Insurance Company and the other note purchasers party thereto, as amended and restated from time to time; and

     WHEREAS, the Company, the Guarantors as of September 29, 2000 and the Trustee heretofore executed and delivered the Second Supplemental Indenture, dated as of September 29, 2000 (the "Second Supplemental Indenture"), pursuant to which the Subsidiary Guarantee issued by the Company's subsidiary, Western Gas Resources - Oklahoma, Inc., a Delaware corporation, under the Original Indenture was discharged and released; and

     WHEREAS, the Company and The Prudential Insurance Company of America and Pruco Life Insurance Company (together, "Prudential") entered into, as of November 22, 2000, a Waiver and Consent (the "Waiver") to the Second Amended and Restated Master Shelf Agreement, dated as of December 19, 1991 (effective January 31, 1996), as amended and restated from time to time (the "Master Shelf Agreement"), pursuant to which Prudential agreed to, subject to certain conditions that were satisfied as of January 3, 2001, terminate the guaranty by the Company's subsidiary, Pinnacle Gas Treating, Inc., a Texas corporation ("PGT"), of the Company's obligations arising under the Master Shelf Agreement, to otherwise grant a general release of PGT under the PGT Guaranty (as defined in the Waiver) and to release Prudential's lien and security interest in the shares of capital stock of PGT; and

     WHEREAS, Prudential executed, as of January 3, 2001, a Release of Liens and Termination of Guaranty (the "Prudential Release") pursuant to which Prudential fully released and discharged all security interests and liens existing in favor of Prudential with respect to the PGT Stock (as defined in the Prudential Release) and terminated the guaranty by PGT of the Company's obligations arising under the Master Shelf Agreement; and

     WHEREAS, the Company, Bank of America, N.A., as agent (the "Agent"), and the lenders party thereto (collectively, the "Lenders") entered into, as of November 22, 2000, a Fifth Amendment (the "Amendment") to the Loan Agreement among the Company, the Agent and the Lenders, dated as of April 29, 1999, as amended and restated from time to time (the "Loan Agreement"), pursuant to which the Lenders consented to the termination of the Guaranty, dated as of April 29, 1999, executed by PGT in favor of the Agent, and to the release of the Agent's lien and security interest in the common stock of PGT, subject to certain conditions that were satisfied as of January 3, 2001; and

     WHEREAS, the Agent executed, as of January 3, 2001, a Release of Lien and Termination of Guaranty (the "Agent Release") pursuant to which the Agent, on behalf of itself and each Lender, fully released and discharged all security interests and liens existing in favor of the Agent with respect to the common stock of PGT and terminated the guaranty by PGT of the Company's obligations arising under the Loan Agreement; and

     WHEREAS, the Company and Anadarko Petroleum Corporation, a Delaware corporation ("Anadarko"), entered into, as of November 30, 2000, a Stock Purchase Agreement pursuant to which the Company agreed to sell and Anadarko agreed to purchase all the capital stock of PGT (the "Sale"); and

     WHEREAS, with respect to the Sale, the Company has delivered to the Trustee an officers' certificate in compliance with Section 9.14(b) of the Original Indenture and is otherwise in compliance with Section 9.14 of the Original Indenture; and

     WHEREAS, the Sale is being consummated as of January 3, 2001; and

     WHEREAS, Section 9.16 of the Original Indenture provides that each Restricted Subsidiary (as defined in the Original Indenture) of the Company be a Guarantor for so long as such Restricted Subsidiary has outstanding any Guarantees (as defined in the Original Indenture) with respect to Senior Debt (as defined in the Original Indenture); and

     WHEREAS, as a result of the Waiver, the Amendment, the Prudential Release, the Agent Release and the repayment in full of all amounts due in respect of the American General Notes, PGT, which is a Restricted Subsidiary, has no outstanding Guarantees with respect to any Senior Debt; and

     WHEREAS, Section 12.07 of the Original Indenture provides that (a) any Subsidiary Guarantee of a Guarantor will be released and discharged upon the release or discharge of all Guarantees by such Guarantor of all Senior Debt of the Company and (b) that a Guarantor released upon such occurrence shall be released from and relieved of its obligations under its Subsidiary Guarantee upon execution and delivery of a supplemental indenture satisfactory to the Trustee; and

     WHEREAS, this Third Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company and the Guarantors.

     NOW, THEREFORE, the Company, the Guarantors listed on Schedule I hereto and the Trustee agree as follows for the equal and ratable benefit of each other and the Holders of the Exchange Notes:

                                   ARTICLE I
                             RELEASE OF GUARANTOR
                             --------------------

     SECTION 1.1.  Release of Guarantor.  In accordance with Section 12.07 of
                   ---------------------
the Original Indenture, the Subsidiary Guarantee issued by PGT under the Original Indenture is hereby discharged and released.

     SECTION 1.2.  Trustee's Acceptance.  The Trustee hereby accepts this Third
                   ---------------------
Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Original Indenture.

                                  ARTICLE II
                                 MISCELLANEOUS
                                 -------------

     SECTION 2.1.  Effect of Supplemental Indenture.  Upon the execution and
                   ---------------------------------
delivery of this Third Supplemental Indenture by the Company, the Guarantors listed in Schedule I hereto and the Trustee, the Original Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, shall be supplemented in accordance herewith, and this Third Supplemental Indenture shall form a part of the Original Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, for all purposes, and every Holder of Exchange Notes heretofore or hereafter authenticated and delivered under the Original Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, shall be bound thereby.

     SECTION 2.2. Original Indenture Remains in Full Force and Effect.  Except
                  ----------------------------------------------------
as supplemented hereby and by the First Supplemental Indenture and the Second Supplemental Indenture, all provisions in the Original Indenture shall remain in full force and effect.

     SECTION 2.3. Original Indenture and Supplemental Indentures Construed
                  --------------------------------------------------------
Together.  This Third Supplemental Indenture is an indenture supplemental to and
---------
in implementation of the Original Indenture, and the Original Indenture, this Third Supplemental Indenture, the First Supplemental Indenture and the Second Supplemental Indenture shall henceforth be read and construed together.

     SECTION 2.4. Confirmation and Preservation of Original Indenture.  The
                  ----------------------------------------------------
Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and this Third Supplemental Indenture, is in all respects confirmed and preserved.

     SECTION 2.5. Conflict with Trust Indenture Act.  If any provision of this
                  ----------------------------------
Third Supplemental Indenture limits, qualifies or conflicts with a provision which is required to be included in this Third Supplemental Indenture by the Trust Indenture Act of 1939 (the "TIA"), the latter provision shall control. If any provision of this Third Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to the Original Indenture (as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture) as so modified or to be excluded by this Third Supplemental Indenture, as the case may be.

     SECTION 2.6. Severability. In case any provision in this Third Supplemental
                  -------------
Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 2.7. Terms Defined in the Original Indenture.  All capitalized
                  ----------------------------------------
terms not otherwise defined herein shall have the meanings ascribed to them in the Original Indenture.

     SECTION 2.8. Headings.  The Article and Section headings of this Third
                  ---------
Supplemental Indenture are for convenience only and shall not affect the construction hereof.

     SECTION 2.9. Benefits of Third Supplemental Indenture, etc.  Nothing in
                  ----------------------------------------------
this Third Supplemental Indenture or the Exchange Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture or this Third Supplemental Indenture.

     SECTION 2.10. Successors and Assigns.  All covenants and agreements in this
                   -----------------------
Third Supplemental Indenture by the Company and the Guarantors in this Third Supplemental Indenture and the

Exchange Notes, as applicable, shall bind their successors and assigns, whether so expressed or not. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.

     SECTION 2.11. Trustee Not Responsible for Recitals.  The recitals contained
                   -------------------------------------
herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee shall have no liability for the validity or sufficiency of this Third Supplemental Indenture.

     SECTION 2.12. Certain Duties and Responsibilities of the Trustee. In
                   ---------------------------------------------------
entering into this Third Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Original Indenture, the First Supplemental Indenture the Second Supplemental Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

     SECTION 2.13. Governing Law.  THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE
                   --------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).

     SECTION 2.14. No Recourse Against Others.  No director, officer, employee,
                   ---------------------------
incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Exchange Notes, the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, this Third Supplemental Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Exchange Notes by accepting an Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

     SECTION 2.15. Multiple Originals.  The parties may sign any number of
                   -------------------
copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Third Supplemental Indenture. The Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

                              WESTERN GAS RESOURCES, INC.
                              By: __________________________________
                              Name:  William J. Krysiak
                              Title: Vice President-Finance
                                        CHASE BANK OF TEXAS, NATIONAL
                              ASSOCIATION, as Trustee

                              By: __________________________________
                              Name:  Mauri J. Cowen
                              Title: Vice President & Trust Officer



                              PINNACLE GAS TREATING, INC.

                              By: __________________________________
                              Name:
                              Title:
                              (Representative of Anadarko to
                              sign here)


                              GUARANTORS:
                              -----------

                         LANCE OIL & GAS COMPANY, INC.
                         MGTC, INC.
                         MIGC, INC.
                         MOUNTAIN GAS RESOURCES, INC.
                         PINNACLE GAS TREATING, INC.
                         WESTERN GAS RESOURCES-TEXAS, INC.
                         WESTERN GAS RESOURCES-OKLAHOMA, INC.
                         WESTERN GAS WYOMING, L.L.C.


                         By: ______________________________
                         Name:  John C. Walter
                         Title: Executive Vice President



                                  Schedule I
                                  Guarantors
                                  ----------


                         Name of Subsidiary
-------------------------------------------

                         LANCE OIL & GAS COMPANY, INC.
                         MGTC, INC.
                         MIGC, INC.
                         MOUNTAIN GAS RESOURCES, INC.
                         PINNACLE GAS TREATING, INC./1/
                         WESTERN GAS RESOURCES - TEXAS, INC.
                         WESTERN GAS RESOURCES - OKLAHOMA, INC.
                         WESTERN GAS WYOMING, L.L.C.


_________________________

/1/ As a result of this Third Supplemental Indenture, the Subsidiary Guarantee issued by this entity under the Original Indenture is discharged and released.